PROSPECTUS and				PRICING SUPPLEMENT NO. 41
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated December 3, 1998
CUSIP: 24422EKJ7				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $522,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				08 December 1998

Maturity Date:					08 December 1999

Principal Amount:					$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Minus 1 Basis Point

Initial Interest Determination Date:	04 December 1998

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 8th
							(or next day business)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 8th
							(or next day business)

Redemption Provisions:				None

Plan of Distribution:				Chase Securities Inc.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


Chase Securities Inc.